Exhibit 10.12

The Convertible Debt Investment Agreement

With regards to

Yantai Jinzheng Eco-Technology Co., Ltd.

And

Newater Technology, Inc.

The Convertible Debt Investment Agreement (the “Agreement”) is signed among the following parties in Yantai City on June 6, 2016.

(1)	Newater HK Limited, (the “Party A”), a company incorporated under the law of Hong Kong and with Company Number as 2303771, Currently holds 100% shares of Yantai Jinzheng Eco-Technology Co., Ltd.

(2)	Yang Gao (Investor, the “Party B”), a Chinese natural person with a complete civil capacity.

(3)	Yantai Jinzheng Eco-Technology Co., Ltd. (Investee, the “Party C” or “Target Company”), a company incorporated under the law of People’s Republic of China and having its registered office at No.6 of Guangchang South Rd, Laishan Economic Development Zone, Yantai City, Shandong Province.

(4)	Newater Technology, Inc. (the “Party D”), a company incorporated under the law of British Virgin Islands with Company Number as 1891454, which is Party C’s offshore parent company.

Whereas

The parties intend to introduce Party B as an investor by using the method of convertible debt arranged hereon by this Agreement. In order to carry out the deal smoothly, parties agree as follows.

Article One Loan Amount

Party B has wired RMB 6,200,000 and RMB 3,800,000, for a total of RMB 10,000,000, free of interest, to Party C on April 11, 2016 and April 13, 2016, respectively. The payments to Party C were wired to Party C’s bank account as designated below:

Account Name: Yantai Jinzheng Eco-Technology Co., Ltd.

Bank: Yantai Free Trade Port District Branch, Bank of China

Party C’s offshore parent company, Party D shall convert Party B’s loans and issue shares to Party B in accordance with the terms of this Agreement. Through the process of share issuance, Party A and Party D shall assist Party B with relevant registrations unconditionally.

Article Two Conversion Method, Price, and Repayment of Debt

2.1 Conversion Method

All parties agree that Party D shall issue shares in consideration of the loans before June 30, 2016 in accordance with the Agreement. When Party D completes relevant registrations for share issuance to Party B, it shall be deemed that the debt owed to Party B has been fully paid off. Party D no longer owes anything to Party B, and Party B releases Party D from all obligations and liabilities.

2.2 Conversion Price and Number of Shares

The conversion price is USD 4.25 per share, the exchange rate of USD to RMB is 1:6.5, the number of shares to be converted and received by Party B’s designee is 362,000 shares.

Article Three Effectiveness and Termination

3.1 This Agreement shall be effective only if signed by all parties.

3.2 This Agreement may be terminated in the following circumstances:

3.2.1 by consensus of all parties;

3.2.2 the investment is stopped because of force majeure or objective reasons out of parties' control;

3.2.3 any one party substantially fails to perform in accordance with the provisions of the Agreement or regulations about applicable law, under this situation, the other parties have the right to initiate the termination in writing unilaterally.

2

Article Four Confidentiality

Each party shall treat the Agreement and any information disclosed to them by the other parties pursuant to this Agreement as private and confidential. Neither party shall publish or disclose the same or any particulars thereof without the consent of the others (except under law or requirements by regulators, a party is asked to make a disclosure it shall be free to do so).

Article Five Taxes

5.1 Each party shall bear its own taxes in accordance with relevant laws and regulations.

5.2 Each party shall bear its own expenses and costs during the process of negotiation, drafting, signing and executing the Agreement.

Article Six Governing Law and Dispute Resolution

6.1 This Agreement shall be governed, construed, and enforced in accordance with the laws of the People’s Republic of China.

6.2 Disputes or other matters in question among parties to this Agreement shall initially be resolved through friendly consultations. If a mutually agreeable resolution is not reached within sixty days after the happening of disputes, any party can bring a lawsuit in people’s court of Party C’s domicile.

6.3 During the dispute resolution, except for the controversial provisions, the validity, legality, and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired.

6.4 In case any one or more provision of the Agreement shall be invalid, illegal, or unenforceable, in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired.

3

(Signature Page)

Party A: Newater HK Limited

/s/ Yuebiao Li
By: Yuebiao Li, Legal Representative

Party B: Yang Gao

/s/ Yang Gao

Party C: Yantai Jinzheng Eco-Technology Co., Ltd

/s/ Yuebiao Li
By: Yuebiao Li, Legal Representative

Party D: Newater Technology, Inc.

/s/ Yuebiao Li
By: Yuebiao Li, Legal Representative

4